UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2007 (October 1, 2007)

INTERNATIONAL COAL GROUP, INC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32679	20-2641185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia	25560
(Address of Principal Executive Offices)	Zip Code)

Registrants’ telephone number, including area code: (304) 760-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 2, 2007, Bennett K. Hatfield, Chief Executive Officer and President of International Coal Group, Inc. (the “Company), will speak at the Davenport & Company Metals & Mining Symposium in New York City. Mr. Hatfield’s address is scheduled for 7:45 a.m. Eastern Time. By press release dated September 24, 2007, the public was invited to listen to the address by live webcast that can be accessed through the Company’s website at www.intlcoal.com. A related written presentation will be posted in the “Investors” area of Company’s website. A copy of such presentation is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The foregoing information (including the exhibit hereto) is being furnished under “Item 7.01 Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Information.

The Company issued a press release on October 1, 2007 announcing the sale of its Denmark property in Southern Illinois to Ark Land Company, a subsidiary of St. Louis-based Arch Coal, Inc. A copy of this press release is attached as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Written presentation for the Davenport & Company Metals & Mining Symposium dated October 2, 2007.

99.2	Press Release dated October 1, 2007.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Bennett K. Hatfield
Name:	Bennett K. Hatfield
Title:	Chief Executive Officer and President

Date: October 2, 2007

2

Exhibit Index

Exhibit Number	Document
99.1	Written presentation for the Davenport & Company Metals & Mining Symposium dated October 2, 2007.

99.2	Press Release dated October 1, 2007.

3